Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES RECEIVES NOTICE FROM NYSE REGARDING CONTINUED LISTING STANDARD

Houston, September 26, 2019 – Superior Energy Services, Inc. (the “Company”) today was notified by the New York Stock Exchange (“NYSE”) of its determination to commence proceedings to delist the Company’s common stock and to suspend trading of the Company’s common stock due to “abnormally low” price levels. The Company anticipates that effective September 27, 2019 its common stock will commence trading on the OTC Markets under the symbol “SPNV”. The transition to the over-the-counter market will not affect the Company’s business operations.

The Company believes the determination to commence delisting proceedings is unwarranted. As announced on August 12, 2019, the Company intends to implement a number of options, including a reverse stock split, to cure the low price condition. The Company will appeal the NYSE’s decision.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

This press release includes forward-looking statements as defined under federal law, including, but not limited to, those related to the company’s intention to regain compliance with the NYSE continued listing standards. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and those risk factors set forth from time to time in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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